JOINDER AND AMENDMENT NO. 1 TO
                              INVESTMENT AGREEMENT

      JOINDER AND AMENDMENT NO. 1 TO INVESTMENT AGREEMENT, dated as of July 7, 2008 (this "Amendment"), among ARROW OFFSHORE, LTD, a Cayman Islands exempted company ("Arrow Offshore"), ARROW PARTNERS LP, a Delaware limited partnership ("Arrow Partners"), and ARROW MASTERS LP, a Delaware limited partnership ("Arrow Masters" and collectively with Arrow Offshore and Arrow Partners, the "Original Purchasers"), and ARROW OPPORTUNITIES I, LLC, a Delaware limited liability company ("Arrow Opportunities Delaware"), ARROW OPPORTUNITIES I, LTD., a Cayman Islands exempted company ("Arrow Opportunities Cayman" and collectively with Arrow Opportunities Delaware and the Original Purchasers, the "Purchasers") and W.P. STEWART & CO., LTD., a Bermuda exempted Company (the "Company"). Arrow Opportunities Delaware and Arrow Opportunities Cayman are hereinafter together referred to as the "Arrow Opportunities Funds" or singly as an "Arrow Opportunities Fund".

      WHEREAS, the Original Purchasers and the Company are parties to that certain Investment Agreement, dated as of May 20, 2008 (the "Agreement"), pursuant to which the Original Purchasers and the Company agreed that (i) the Original Purchasers would make a cash tender offer (the "Offer") for up to 19,902,000 common shares, par value $0.001 per share, of the Company ("Common Shares") for a purchase price per Common Share equal to $1.60 per share, (ii) the Company would issue to the Original Purchasers, and the Original Purchasers would purchase, immediately following the Closing of the Offer, not less than 5,010,00 newly issued Common Shares of the Company, and (iii) immediately following the Closing of the Offer, if the Original Purchasers shall not have purchased at least 13,840,000 Common Shares pursuant to the Offer and clause
(ii) above, the Original Purchasers have the option but not the obligation to purchase up to 2,430,000 newly issued Common Shares of the Company;

      WHEREAS, each Arrow Opportunities Fund desires to become a party to the Agreement with the intention of participating in the Offer and the purchase of the newly issued Common Shares of the Company;

      WHEREAS, the Purchasers desire to extend the date on which the Offer is to expire and the Closing Date;

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby Purchasers and the Company hereby agree as follows:

      1. Capitalized Terms. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Agreement.

      2. Joinder. Each Arrow Opportunities Fund hereby joins in and becomes party to the Agreement as a Purchaser thereunder and agrees to be bound by all of the terms of the Agreement. The Purchasers shall be jointly and severally liable for all obligations of the Purchasers under the Agreement.

      3.  Amendments to Agreement. The Agreement is hereby amended as follows:

          (a) Section 2.1(a) of the Agreement is hereby amended so that the proviso of the fourth sentence thereof is changed to read in its entirety as follows (with the additional language italicized):

          "provided, however, that, without the prior written consent of the Company, Purchasers shall not (i) decrease the price per share payable in the Offer, (ii) reduce the maximum number of Common Shares to be purchased in the Offer, (iii) impose conditions to the Offer in addition to those set forth in Annex A hereto, (iv) change the form of consideration payable in the Offer, (v) extend the Offer beyond July 28, 2008 except to provide for "subsequent offering periods," as such term is defined in, and in accordance with, Rule 14d-11 under the Exchange Act, or (vi) amend, add to or waive any term or condition of the Offer in any manner that would be, in any significant respect, adverse to the Company or the Shareholders."

          (b) All references in the Agreement to "Purchasers" shall be deemed a reference to the Original Purchasers and the Arrow Opportunities Funds.

          (c) Section 2.3(a) of the Agreement is hereby amended by deleting the word "second" from the first sentence thereof and inserting the word "third" in lieu thereof and by adding the words "on one business day's notice to the Company" after the word "Purchasers" in the fifth line.

          (d) Section 2.3(b) of the Agreement is hereby amended by deleting the word "second" from the first sentence thereof and inserting the word "third" in lieu thereof.

          (e) Section 6.2 of the Agreement is hereby amended by adding as a lead in before subsection (a) the following words:

          "From the date of this Agreement until the Closing Date:"

      4. Extension of Offer. The parties acknowledge and agree that the expiration date of the Offer will be extended to 5:00 p.m. Eastern Time on July 28, 2008 in connection with the joinder and amendment provided hereby.

      5. Representations and Warranties. Each Arrow Opportunities Fund hereby represents and warrants (i) that Arrow Management is the sole manager of Arrow Opportunities Delaware and the co-advisor of Arrow Opportunities Cayman, (ii) that Offshore Advisors is a co-advisor of Arrow Opportunities Cayman, and (iii) that the representations and warranties set forth in Article V of the Agreement are otherwise true and correct with respect to each Arrow Opportunities Fund as of the date hereof.


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

      6. Miscellaneous. (a) Except as modified hereby, the Agreement remains in full force and effect and the provisions thereof are hereby ratified and confirmed and the provisions of "Article VIII General Provisions" shall be applicable to this Amendment.

          (b) All references in the Agreement to "this Agreement", "hereunder", "hereto" or similar references, and all references in all other documents to the Agreement shall hereinafter be deemed references to the Agreement as amended hereby.

          (c) This Amendment may be executed in one or more counterparts, all of which together shall for all purposes constitute one amendment, binding on all parties hereto, notwithstanding that the parties have not signed the same counterparts.


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

      IN WITNESS WHEREOF, Purchasers and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


Arrow Masters LP                         Arrow Partners LP

By: Arrow Advisors LLC                   By: Arrow Advisors LLC
    -----------------------------            -----------------------------
    General Partner                          General Partner


By: /s/ Alexandre von Furstenberg        By: /s/ Alexandre von Furstenberg
    -----------------------------            -----------------------------
    Alexandre von Furstenberg                Alexandre von Furstenberg
    Co-Managing Member                       Co-Managing Member


By: /s/ Mal Serure                       By: /s/ Mal Serure
    -----------------------------            -----------------------------
    Mal Serure                               Mal Serure
    Co-Managing Member                       Co-Managing Member


Arrow Offshore, Ltd.                     Arrow Opportunities I, LLC

By: /s/ Mal Serure                       By: /s/ Alexandre von Furstenberg
    -----------------------------            -----------------------------
    Mal Serure                               Alexander von Furstenberg
    Director                                 Co-Managing Member


                                         By: /s/ Mal Serure
                                             -----------------------------
                                             Mal Serure
                                             Co-Managing Member
Arrow Opportunities I, Ltd.

By: /s/ Mal Serure
    -----------------------------
    Mal Serure
    Director


W.P. Stewart & Co., Ltd.

By: /s/ Susan G. Leber
    -----------------------------
    Susan G. Leber
    Managing Director - Chief Financial Officer

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